For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1619681

Ministry of Government Services / Ministère des Services gouvernementaux
Ontario
CERTIFICATE
This is to certify that these articles are effective on
CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

OCTOBER 1 7 OCTOBRE, 2014

(17)

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

LARGO RESOURCES LTD.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1988/04/18

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: / Nombre d'administrateurs :
minimum and maximum number of directors is/are: / nombres minimum et maximum d'administrateurs :

Number / Nombre — or / ou — minimum and maximum / minimum et maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

See Page 1A incorporated into this form.

(a) the authorized capital of the Corporation is altered by consolidating all of the issued and outstanding common shares of the Corporation ("**Common Shares**") on the basis of one (1) post-consolidation Common Share for every ten (10) pre-consolidation Common Shares; and

(b) in the event that the consolidation would otherwise result in the issuance of a fractional Common Share, no fractional Common Share shall be issued and such fraction will be rounded down to the nearest whole number.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2014/06/26

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

LARGO RESOURCES LTD.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par :

Chief Executive Officer

(Signature)
(Signature)

(Description of Office)
(Fonction)